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                                                                     Exhibit - 4

                                   [VSNL LOGO]

                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/10704
23 April 2004

Sir,

  Sub: Press Release

     Please find sent herewith a Press Release captioned "VSNL First Telecom Service Provider To Achieve TL 9000 Certification Globally" which is being issued today.



Thanking you,
                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                     R.N. Aditya
                                                         Asst. Company Secretary

To:
1) Security Code 23624, The Stock Exchange, Mumbai. Fax No.(22) 22722061, 22721072/22722037
2)   The Secretary, Madras Stock Exchange Limited. Fax No.(44) 524 48 97.
3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, Fax No.(33)2202514/2283724.
4) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited. Fax Nos.: (22) 26598237/38.
5)   National Securities Depository Ltd. Fax Nos. : 2497 29 93.
6)   Mr. Vijay Bhojwani, The Bank of New York. Fax No.2204 49 42.
7)   Sharepro Services. Fax No. 2837 5646
8) Marc H. Iyeki, Director, New York Stock Exchange, Fax No: (212) 656-5071/72 /Madhu Kannan, Managing Director, New York Stock Exchange, Fax No: (212) 265-2016
9) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited. Fax : 2267 3199.
10)  Mr. Pavithra Kumar, for SEC filing requirements, Fax 1195
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  VSNL FIRST TELECOM SERVICE PROVIDER TO ACHIEVE TL 9000 CERTIFICATION GLOBALLY

MUMBAI: APRIL 23, 2004: Videsh Sanchar Nigam Limited (VSNL) - achieved the distinction of being the first telecom service provider globally to achieve the coveted TL 9000 - Quality Management System Certification. VSNL earned this rare honor by assiduously working for establishing the systems and processes per TL 9000 and demonstrating their effectiveness to UL India Private Limited, the wholly owned affiliate of Underwriters Laboratories Inc (UL) - who audited VSNL's operations across Western and Southern Regions and awarded the TL 9000 Certificate.

TL 9000 is a common set of quality system requirements and metrics designed specifically for the Telecom industry, encompassing ISO 9001 and other best practices.

"AS A TELECOM SERVICE PROVIDER, OUR ENDEAVOR HAS ALWAYS BEEN TO BE THE HALLMARK IN QUALITY OF SERVICE. WE ARE GLAD THAT OUR ENDEAVOR HAS BEEN RECOGNIZED WITH THE TL 9000 CERTIFICATION, THE PARAMOUNT BENCHMARK IN TELECOM SERVICES", said Mr. S.K. Gupta, Managing Director, VSNL. "GOING FORWARD, QUALITY OF SERVICE IS GOING TO BE THE KEY DIFFERENTIATOR AMONG TELECOM SERVICE PROVIDERS. OUR AIM IS TO CONSISTENTLY REDEFINE THE QUALITY STANDARDS TO MAINTAIN OUR LEADERSHIP IN THE TELECOM SERVICES MARKETPLACE", Mr. Gupta added.

TL 9000 Requirements and Measurements have been developed by The Quality Excellence for Suppliers of Telecommunications (QuEST Forum) - comprising leaders in the telecommunications field - Bell Atlantic, Bell South, Pacific Bell and Southwestern Bell etc plus some 180 organizations who are spearheading this quality initiative worldwide. The high cost of poor quality and the growing expectations and demand of customers for quality, reliable and cost effective telecom services were the triggers for this initiative. TL 9000 is quite unique from other sector-specific Quality Management Systems. It is designed to guide the telecom organizations towards business excellence through continual performance improvement through adoption of 'best practices' and by benchmarking the performance against the 'best-in-class' globally.

Since TL 9000's introduction in 1999 as the Telecom Industry Standard, nearly 500 Organizations worldwide got certified to it -comprising telecom hardware manufacturers and software developers. As regards service organizations, VSNL is the first telecom service provider to achieve TL 9000 Certification globally. UL which is the global leader for TL Certifications, found during its audit, a very strong commitment to excellence and systems across the organization at all levels from top management to front-end customer contact executives and keen desire to continually improve the processes. VSNL's achievement of TL 9000 Certification is a re-iteration of India's telecom leader's commitment and quest to pursue continual improvement and excellence for the benefit of customers and all other stakeholders.


                                   ABOUT VSNL

Videsh Sanchar Nigam Limited is India's leading provider of International Telecommunications and Internet Services. As the country's leader in International Long Distance services and with a strong pan-India National Long Distance presence, VSNL is the leader in the Corporate Data Market in the country today with a strong service offering covering IPLCs, ILLs, Frame relay, ATM and more recently, MPLS based IP-VPN services. With established relations with over 80 carriers across the globe, VSNL today has a strong infrastructure base that covers multiple gateways, earth stations and submarine cable systems. Tata-owned VSNL is now rapidly growing its retail and corporate presence under the Tata Indicom brand through its products like dial-up Internet, net telephony and calling cards and has a subscriber base of over 6.5 lakh customers. The Company also proposes to consolidate its presence in the Internet space by entering into the Broadband business. VSNL also offers a host of other valued added services that include Television / Video uplinking, Program transmission services, Frame relay services and Inmarsat services.

VSNL is in the process of expanding its global presence and is setting up operations in Sri Lanka. Singapore and the United States of America. VSNL is listed across all the major stock exchanges in India and also has its ADRs listed on the New York Stock Exchange. (www.vsnl.com)

FORWARD-LOOKING AND CAUTIONARY STATEMENTS:
Certain words and statements in this release concerning VSNL and its prospects, and other statements relating to VSNL's expected financial position, business strategy, the future development of VSNL's operations and the general economy in India, are forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of VSNL, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements are based on
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numerous assumptions regarding VSNL's present and future business strategies and the environment in which VSNL will operate in the future. The important factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements include, among others, changes in government policies or regulations of India and, in particular, changes relating to the administration of VSNL's industry, and changes in general economic, business and credit conditions in India. Additional factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements, many of which are not in VSNL's control, include, but are not limited to, those risk factors discussed in VSNL's various filings with the United States Securities and Exchange Commission. These filings are available at www.sec.gov. These forward-looking statements speak only as of the date of this release. VSNL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in VSNL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
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FOR FURTHER DETAILS CONTACT:

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
  Dr. G. C. Banik, Chief General Manager (PR),     Mr. Alok Kulkarni
  Videsh Sanchar Nigam Limited,                    Vaishnavi Corporate Communications
  Tel: 91-22-5639 5153                             Tel: 91-22-56568787
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